Exhibit 10.1

BPZ Energy, Inc.

2007 Long-Term Incentive Compensation Plan

BPZ ENERGY, INC.

2007 LONG-TERM INCENTIVE COMPENSATION PLAN

Table of Contents

1.	Definitions	1
2.	Incentives	3
3.	Administration	4
4.	Eligibility	5
5.	Effect of Termination of Employment or of Consultant’s Engagement	5
6.	Qualified Performance-Based Incentives	6
7.	Shares Available for Incentives and Limits on Incentives	7
8.	Options	7
9.	Stock Appreciation Rights (“SARs”)	8
10.	Performance Shares	9
11.	Grants of Stock, Restricted Stock, and Other Stock-Based Incentives	10
12.	Acquisition and Change of Control Events	10
13.	Discontinuance or Amendment of the Plan	12
14.	Nontransferability	13
15.	No Right of Employment	13
16.	Taxes	13
17.	Governing Law	13
18.	Additional Requirements	13
19.	“Lockup” Agreement	14
20.	Limitation of Liability	14
21.	Unfunded Status of Incentives	14
22.	Nonexclusivity of the Plan	14
23.	Successors and Assigns	14
24.	No Fractional Shares	14
25.	Severability	14
26.	Miscellaneous	15

i

BPZ ENERGY, INC.

2007 LONG-TERM INCENTIVE COMPENSATION PLAN

This BPZ Energy, Inc. 2007 Long-Term Incentive Compensation Plan (“Plan”), is established effective June 4, 2007, by BPZ Energy, Inc. (the “Company”), a Colorado corporation. It is believed that the Plan will stimulate employees’ and Consultants’ efforts on the Company’s behalf, will tend to maintain and strengthen their desire to remain with the Company, and will be in the interest of the Company and its shareholders. The purposes of the Plan include: (i) to promote the identity of interests between shareholders and officers, employees, and Consultants of the Company and its Affiliates by encouraging and creating significant ownership of Stock of the Company by such officers, employees, and Consultants of the Company and its Affiliates; (ii) to enable the Company to attract and retain qualified officers, employees, and Consultants who contribute to the Company’s success by their ability, ingenuity and industry; (iii) to provide a meaningful motivation and incentive for officers, employees, and Consultants who are responsible for the success of the Company and who are in a position to make significant contributions toward its objectives; and (iv) to provide an additional means to compensate officers, employees, and Consultants who provide valuable services to the Company. The Plan amends, supersedes and replaces and restates those parts of the BPZ Energy, Inc. 2005 Long-Term Incentive Compensation Plan (the “2005 Plan”) applicable to employees and Consultants but does not impair the vesting or exercise of any incentive granted under the 2005 Plan prior to the date that this Plan became effective.

1.                                      Definitions

“Affiliate” shall have the meaning assigned to the term pursuant to Rule 12b-2 as promulgated under the Exchange Act; however, with respect to Incentive Options, “Affiliate” only includes those entities that are a parent or subsidiary of the Company.

“Blackout Period” means any period self-imposed by the Company or required under applicable law that restricts the purchase and sale of the Stock by designated persons for a period of time.

The “Board” means the Board of Directors of the Company.

“Cause” shall mean: (a) theft of property belonging to the Company or one of its Affiliates (including but not limited to trade secrets and confidential information); (b) fraud on the Company or one of its Affiliates; (c) conviction of, or pleading “no contest” to, a felony committed while employed by or consulting for the Company or one of its Affiliates; (d) breach of fiduciary duty to the Company or one of its Affiliates; or (e) deliberate, willful or gross misconduct related to the Company or an Affiliate.

The “Code” means the Internal Revenue Code of 1986, as amended, or any successor code thereto.

The “Committee” means the Compensation Committee of the Board of Directors of the Company.

The “Company” means BPZ Energy, Inc.

“Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a member of the Board) to the Company or one of its Affiliates or joint ventures, provided that the identity of such person, the nature of such services or the Person to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on a Form S-8 Registration Statement under the Securities Act.

“Covered Employee” means an employee who is a “covered employee” within the meaning of Section 162(m) of the Code.

“Director” means a member of the Board.

“Division” means a section of the Company or an Affiliate.

“Eligible Employee” means a regular full-time or part-time employee of the Company, its Affiliates, and/or its joint ventures, including officers, whether or not under direction of the Company.

“Employment Termination” means termination of the employment of an Eligible Employee who is employed by one of the Related Entities due to: (i) such person’s voluntary resignation, retirement, death, extended absence from work as a consequence of disability, or termination with or without Cause.  Termination of an individual from a Related Entity for the purpose of immediately transferring such individual to another Related Entity shall not constitute “Employment Termination” for purposes of this Plan.  An Eligible Employee’s temporary absence from work due to sick leave, military leave, or other leave approved by the Committee shall not constitute Employment Termination for purposes of this Plan; however, after an individual has been absent on leave for more than ninety (90) days, the Committee may, to the fullest extent allowed by law, specify a date upon which such person’s continued absence shall be treated as Employment Termination for purposes of this Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means: (i) the closing sale price for a share of Common Stock on the established stock exchange on which the Stock is listed on the applicable date, and if shares are not traded on such day, on the next preceding trading date, or (ii) if the Common Stock or other security is not listed on an established stock exchange, the fair market value of a share thereof on the applicable date as established by the Committee in good faith.

“Incentive Option” means an Option that by its terms is to be treated as an “incentive stock option” within the meaning of Section 422 of the Code.  An Incentive Option is a statutory stock option.

“Incentives” means awards made under this Plan of any of the following, or any combination of the following: (a) Options (including both Incentive Options and Nonstatutory Stock Options); (b) Stock Appreciation Rights; (c) Restricted Stock; (d) Performance Shares; (e) Stock Grants; and (f) Other Stock-Based Incentives (as such term is described in Section 11(f)).

“Nonstatutory Stock Option” means any Option that is not an Incentive Option.

“Option” means an option to purchase one or more shares of the Company’s Stock.

“Participant” means any holder of an Incentive awarded under the Plan.

“Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria used to establish Performance Goals include but are not limited to: pre- or after-tax net earnings, sales growth, operating earnings, operating cash flow, return on net assets, return on shareholders’ equity, return on assets, return on capital, stock price growth, shareholder returns, gross or net profit margin, earnings per share, price per share of stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. In the case of Qualified Performance-Based Incentives, the Committee will, within the time prescribed by Section 162(m) of the Code, objectively define the manner of calculating the Performance Criteria it selects to use for such Performance Period for recipients of such Incentives.

“Performance Goals” means, for a Performance Period, the written goals established by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of an Affiliate, Division, joint venture of which the Company or an Affiliate is a member, or Participant.

“Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, selected by the Committee, over which the attainment of one or more Performance Goals will be measured for purposes of determining a Participant’s right to, and the payment of, an Incentive.

“Performance Shares” means contingent awards granted by the Committee in shares of Stock, cash or any combination of Stock and Stock and cash, with such awards only paid if the Company, an Affiliate, joint venture, Division, or Participant specified by the Committee meets Performance Goals established by the Committee.

“Plan” means this BPZ Energy, Inc. 2007 Long-Term Incentive Compensation Plan, as amended or restated from time to time.

“Qualified Performance-Based Incentives” means awards of Incentives intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

“Related Entities” means the Company, Affiliates, and joint ventures in which the Company or one or more Affiliates is a member; however, with respect to Incentive Options, “Related Entities” means the Company and those Affiliates that are a parent or subsidiary of the Company.

“Restricted Stock” means shares of Stock granted to a Participant subject to a Risk of Forfeiture.

“Risk of Forfeiture” means a limitation on the right of the Participant to retain Restricted Stock, including a right of the Company to reacquire shares of Restricted Stock at less than their then Fair Market Value, arising because of the occurrence or non-occurrence of specified events or conditions.

“SARs” means Stock Appreciation Rights.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock” means one or more shares of the Company’s common stock.

“Stock Appreciation Right” means a right to receive any excess in the Fair Market Value of shares of Stock over a specified exercise price.

“Stock Grant” means an award of Stock of the Company granted in full and unrestricted ownership from time to time in the sole discretion of the Committee.  Stock Grants may include, but are not limited to, bonuses payable in Stock as compensation for exemplary service or achievements, whether or not pursuant to formal compensation arrangements.  Stock Grants may also serve as the primary means of compensating Participants.

“Terminated Employee” means an individual who meets the following criteria:

(a)                                  the individual is granted Incentives under this Plan at a time when he or she is employed by one of the Related Entities; and

(b)                                 the individual is the subject of an Employment Termination.

“Vesting Period” means the period of time established by Section 3(c) in connection with an award of an Incentive, during which the Participant may not sell, assign, transfer, pledge, or otherwise dispose of or may not have a fully vested ownership interest in some or all of the Incentive and/or Stock or rights in stock granted pursuant to the Incentive, except as expressly permitted in this Plan.

2.                                      Incentives

Incentives under the Plan may be granted to Eligible Employees in any one or a combination of: (a) Incentive Options (or other statutory stock option); (b) Nonstatutory Stock Options; (c) SARs; (d) Restricted Stock; (e) Performance Shares; (f) Stock Grants; and (g) Other Stock-Based Incentives (as such term is described in Section 11(f)).  Incentives under the Plan may be granted to Consultants in any one or a combination of: (a) Nonstatutory Stock Options, (b) SARs, (c) Restricted Stock, (d) Stock Grants, and (e) Other Stock-Based Incentives.  All Incentives shall be subject to the terms and conditions set forth herein and to such other terms and conditions as may be established by the Committee, except that the provisions of this Plan shall not apply retroactively to any Incentive issued before the effective date of this Plan.  Determinations by the Committee under the Plan (including, without limitation, determinations as to the Eligible Employees; the form, amount and timing of Incentives; and the terms and provisions of agreements evidencing Incentives) need not be uniform and may be made selectively among Eligible Employees and Consultants who receive, or are eligible to receive, Incentives, whether or not such Eligible Employees and Consultants are similarly situated.

3.                                      Administration

(a)                                  Committee.  The Plan shall be administered by the Committee.  No person who makes or participates in making an award under this Plan, whether as a member of the Committee, a delegate of the Committee, or in any other capacity, shall make or participate in making an award to himself or herself.

(b)                                 Powers of Committee.  The Committee will have full discretionary power to administer the Plan in all of its details, subject to applicable requirements of law.  For this purpose, in addition to all other powers provided by this Plan, the Committee’s discretionary powers will include, but will not be limited to, the following discretionary powers:

(i)                                     To make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan;

(ii)                                  To interpret the Plan;

(iii)                               To decide all questions concerning the Plan and the eligibility of any person to participate in the Plan, and the determination of whether a worker is an Eligible Employee shall be made in the sole and exclusive discretion of the Committee;

(iv)                              To appoint such agents, counsel, accountants, consultants and other persons as may be required to assist in administering the Plan;

(v)                                 To engage one or more compensation specialists to assist it in determining the types and amounts of incentives to award under the Plan that would be appropriate under the circumstances;

(vi)                              To the extent allowed by law, to delegate some or all of its power and authority to the Company’s Chief Executive Officer, other senior members of management, or committee or subcommittee, as the Committee deems appropriate.  However, the Committee may not delegate its authority with regard to any matter or action affecting an officer subject to the Exchange Act;

(vii)                           To impose such restrictions and limitations on any awards granted under the Plan as it may deem advisable, including, but not limited to share ownership or holding period requirements and requirements to enter into or to comply with confidentiality agreements and, to the extent allowed by law, non-competition and other restrictive or similar covenants.

(viii)                        To correct any defect, supply any omission or reconcile any inconsistency in the Plan or any award made under the Plan in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency; and

(ix)                                If the Committee determines that the amendment of an Incentive awarded under this Plan is in the best interest of a Participant, to amend any such Incentive without the consent of the Participant, provided that no Incentive may be amended by backdating or in any other manner that would violate any applicable law or regulation or in any manner that would violate the terms of this Plan.

Any determination by the Committee or its delegate(s) shall be final, binding and conclusive on all persons, in the absence of clear and convincing evidence that the Committee or its delegates(s) acted arbitrarily and capriciously.

(c)                                  Vesting Period.  If applicable, the Committee shall determine the Vesting Period for Incentives granted under this Plan and shall specify such Vesting Period in writing in making an award of an Incentive under this Plan. However, should the Committee award Incentives under this Plan without specifying a Vesting Period, (i) any SAR awarded in tandem with any underlying Option shall vest on the date that its underlying Option vests, and (ii) SARs awarded not in tandem with an underlying Option, Options, and Restricted Stock shall vest on a graduated basis over a four-year period, with 25% of such Incentives vesting on each anniversary of the date of grant until all Incentives covered by the grant are vested.  In the case of Restricted Stock granted to a Consultant; if the grantee’s consulting engagement is completed, under the terms of the engagement agreement and other than by cancellation or termination, prior to the end of the Vesting Period specified in the granting document, the restrictions on the Restricted Stock will be deemed terminated or satisfied at that time.

(d)                                 Compliance with 409A.  To the extent that the Board determines that any Incentive granted under the Plan is subject to §409A of the Code, the granting document evidencing such Incentive shall incorporate the terms and conditions required by §409A of the Code.  To the extent applicable, the Plan and granting documents prepared in connection with the Plan shall be interpreted in accordance with §409A of the Code.  Notwithstanding any provision of the Plan to the contrary, in the event that, following the effective date of this Plan, the Board determines that any Incentive may be subject to §409A of the Code, the Board may adopt such amendments to the Plan and the applicable granting document or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions that the Board determines are necessary or appropriate to (1) exempt the Incentive from §409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Incentive or (2) comply with the requirements of §409A of the Code.

(e)                                  Documentation of Award of Incentive.  Each Incentive awarded under this Plan shall be evidenced in such written form as the Committee shall determine. Each award may contain terms and conditions in addition to those set forth in the Plan.

(f)                                    Participants Outside the United States.  The Committee may modify the terms of any Incentive granted under the Plan to a Participant who is, at the time of grant or during the term of the Incentive, resident or primarily employed outside of the United States.  Such modification, which may be made in any manner deemed by the Committee to be necessary or appropriate, shall only be made in order that the Incentive shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Incentive to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such an Incentive to a Participant who is resident or primarily employed in the United States. The Committee may establish supplements to, or amendments, restatements, or alternative versions of, the Plan for the purpose of granting and administrating any such modified Incentive. No such modification, supplement, amendment, restatement or alternative version may increase the share limits set forth in this Plan or violate any applicable law of the United States.

4.                                      Eligibility

(a)                                  Employees.  Eligible Employees may receive Incentives under this Plan.  Directors who are not Eligible Employees may not receive Incentives under this Plan.

(b)                                 Consultants.  Consultants are eligible to receive Incentives to the extent specified in Section 2 above.

5.                                      Effect of Termination of Employment or of Consultant’s Engagement

(a)                          Termination for Cause.  If the Company or one of its Affiliates or joint ventures terminates an Eligible Employee for Cause or cancels the engagement of a Consultant for Cause or discovers facts that would have entitled it to cancel the engagement of such Consultant for Cause if such engagement were still ongoing, the Board, by written resolution, may, to the fullest extent allowed by law, cancel and/or cause the forfeiture of any non-vested and/or unexercised Option, non-vested or unexercised SAR, non-vested or unearned Performance Share, or Restricted Stock awarded to such Eligible Employee or Consultant.  However, if the Board fails to act under this Subsection (a), then the non-vested, unexercised, unearned and/or restricted Incentives of a grantee terminated for Cause shall revert to the Company as though Section 5(b) applied.

(b)                                 Other Terminations.  As to a “Terminated Employee” who is not terminated for Cause, the following provisions shall apply without regard to whether the reason for the termination is voluntary termination, involuntary termination, retirement, extended absence due to disability, or death.

(i)                                     Any non-vested Options and non-vested SARs held by or through such individual on the date of his or her Employment Termination shall lapse and be automatically cancelled and of no further force and effect as of midnight on the date of such individual’s Employment Termination.

(ii)                                  Any vested but unexercised Options held by or through such individual as of the date of his or her Employment Termination shall expire and be of no further force and effect unless either exercised or surrendered under a SAR within the earlier of:  (a) 90 days after the date of such individual’s Employment Termination (one year in the case of an Incentive Option if such termination is due to the individual’s disability within the meaning of Section 22(e)(3) of the Code), or (b) the expiration date of the Option.

(iii)                               Any vested but unexercised SARs held by or through such individual as of the date of his or her Employment Termination shall expire and be of no further force and effect unless either exercised within the earlier of:  (a) 90 days after the date of such individual’s Employment Termination, or (b) the expiration date of the SAR.

(iv)                              Any non-vested shares of Restricted Stock on the date of such individual’s Employment Termination shall revert to the Company and any rights of the grantee in such Restricted Stock shall automatically terminate and shall be returned immediately to the Company.

Notwithstanding the foregoing provisions of Subsections (b)(i)-(iv), the Committee may, in its sole discretion, agree in writing to accelerate the vesting of non-vested Options, SARs, and Restricted Stock due to the Participant’s Employment Termination.  Any such agreement shall be valid only if it is in writing, signed by an authorized member of the Committee, and executed by the Participant and the Committee prior to the Participant’s Employment Termination or within two (2) business days thereafter.

6.                                      Qualified Performance-Based Incentives

(a)                                  Applicability.  This section will apply only to Covered Employees, or to those persons whom the Committee determines are reasonably likely to become Covered Employees in the period covered by an Incentive.  The Committee may, in its discretion, select particular Covered Employees to receive Qualified Performance-Based Incentives. The Committee may, in its discretion, grant Incentives (other than Qualified Performance-Based Incentives) to Covered Employees that do not satisfy the requirements of this section.

(b)                                 Purpose.  As to any Covered Employee or person likely to become a Covered Employee during the period covered by an Incentive, the Committee shall have the ability to qualify any of the Incentives as “performance-based compensation” under Section 162(m) of the Code. If the Committee, in its discretion, decides to grant an Incentive as a Qualified Performance-Based Incentive, the provisions of this section will control over any contrary provision contained in the Plan. In the course of granting any Incentive, the Committee may specifically designate the Incentive as intended to qualify as a Qualified Performance-Based Incentive. However, no Incentive shall be considered to have failed to qualify as a Qualified Performance-Based Incentive solely because the Incentive is not expressly designated as a Qualified Performance-Based Incentive, if the Incentive otherwise satisfies the provisions of this section and the requirements of Section 162(m) of the Code and the regulations thereunder applicable to “performance-based compensation.”

(c)                                  Authority.  All grants of Incentives intended to qualify as Qualified Performance-Based Incentives shall be made by the Committee or, if all of the members thereof do not qualify as “outside directors” within the meaning of applicable IRS regulations under Section 162 of the Code, by a subcommittee of the Committee consisting of such of the members of the Committee who do so qualify. Any action by such a subcommittee shall be considered the action of the Committee for purposes of the Plan.  The Committee (or subcommittee, if necessary) shall also determine the terms applicable to Qualified Performance-Based Incentives.

(d)                                 Discretion of Committee.  Options may be granted as Qualified Performance-Based Incentives.  The exercise price of any Option intended to qualify as a Qualified Performance-Based Incentive shall in no event be less than the Fair Market Value on the date of the grant of the Stock covered by the Option. With regard to other Incentives intended to qualify as Qualified Performance-Based Incentives, the Committee will have full discretion to select the length of any applicable Restriction Period or Performance Period.  Additionally, the Committee shall have full discretion to establish the Performance Criteria, the kind and/or level of the applicable Performance Goal, and whether the Performance Goal is to apply to the Company, Affiliate or Division. Any Performance Goal or Goals applicable to Qualified Performance-Based Incentives shall be objective, shall be established not later than ninety (90) days after the beginning of any applicable Performance Period (or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code), and shall otherwise meet the requirements of Section 162(m) of the Code, including the requirement that the outcome of the Performance Goal or Goals be substantially uncertain (as defined in the regulations under Section 162(m) of the Code) at the time established.

(e)                                  Payment of Qualified Performance-Based Incentives.  A Participant will be eligible to receive payment under a Qualified Performance-Based Incentive that is subject to achievement of a Performance Goal or Goals only if the applicable Performance Goal or Goals are achieved within the applicable Performance Period, as determined by the Committee. In determining the actual size of an individual Qualified Performance-Based Incentive, the Committee may

reduce or eliminate the amount of the Qualified Performance-Based Incentive earned for the Performance Period, if, in its sole and absolute discretion, such reduction or elimination is appropriate.

(f)                                    Limitation of Adjustments for Certain Events.  No adjustment of any Qualified Performance-Based Incentive shall be made except on such basis, if any, as will not cause such Incentive to provide other than “performance-based compensation” within the meaning of Section 162(m) of the Code.

7.                                      Shares Available for Incentives and Limits on Incentives

(a)                                  Maximum Shares.  Subject to adjustment as provided in this Section 7, there is hereby reserved for issuance under the Plan up to 4,000,000 shares of Stock of the Company.

(b)                                 Limit on an Individual’s Incentives.  In any given year, no Eligible Employee or Consultant may receive Incentives covering more than 20% of the aggregate number of shares that may be issued pursuant to the Plan. Except as may otherwise be permitted by the Code, Incentive Options granted to an employee of the Company or its parent or subsidiary during one calendar year shall be limited as follows:  at the time the Incentive Options are granted, the Fair Market Value of the Stock covered by Incentive Options first exercisable by such employee in any calendar year may not, in the aggregate, exceed $100,000. The maximum Qualified Performance-Based Incentive payment to any one Participant under the Plan for a Performance Period is 20% of the aggregate number of shares that may be issued pursuant to the Plan, or if the Qualified Performance-Based Incentive is paid in cash, that number of shares multiplied by the Fair Market Value of the Stock as of the date the Qualified Performance-Based Incentive is granted.

(c)                                  Source of Shares.  Shares under this Plan may be delivered by the Company from its authorized but unissued shares of Stock or from Stock held in the Company treasury.  To the extent that shares of Stock subject to an outstanding award under the Plan are not issued by reason of forfeiture, termination, surrender, cancellation, or expiration while unexercised; by reason of the tendering or withholding of shares to pay all or a portion of the exercise price or to satisfy all or a portion of the tax withholding obligations relating to the award; by reason of being settled in cash in lieu of shares or settled in a manner that some or all of the shares covered by the award are not issued to the Participant; or being exchanged for a grant under the Plan that does not involve Stock, then such shares shall immediately again be available for issuance under the Plan, unless such availability would cause the Plan to fail to comply with Rule 16b-3  under Exchange Act, or any other applicable law or regulation.

(d)                                 Recapitalization Adjustment.  In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Company, the Committee shall make appropriate adjustments in the number and kind of shares authorized by the Plan; in the number and kind of shares covered by Incentives granted; in the price of Options; and in the Fair Market Value of SARs. No adjustment under this section or any other part of this Plan shall be made if: (1) it would cause an Incentive granted under this Plan as a Qualified Performance-Based Incentive to fail under Code 162(m), (2) it would cause an Incentive granted as an Incentive Option to fail to meet the criteria for an Incentive Option, or (3) it would violate any applicable law or regulation.

8.                                      Options

The Committee may grant options qualifying as Incentive Options under the Code, other statutory options under the Code, and Nonstatutory Options.  However, in accordance with Code § 422(b), no one may be granted an Incentive Option under this Plan unless such person, as of the date of grant, is an employee of the Company, the Company’s parent company, or a Company subsidiary.  All Options granted under this Plan shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

(a)                                  Option Price.  The option price per share with respect to each Option shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of the Company’s Stock on the date the Option is granted; provided, however, that in the case of an Incentive Option granted to an Eligible Employee who, immediately prior to such grant, owns (directly or indirectly) stock (either common or preferred) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a subsidiary of the Company, the option price shall not be less than one hundred ten percent (110%) of the fair market value on the date of grant.

(b)                                 Vesting.  Options granted under this Plan shall vest in accordance with Section 3(c) above unless the granting document for such Options specifies a different vesting schedule.

(c)                                  Expiration Date for Option.  The expiration date for each Option shall be fixed by the Committee in the granting document but shall not exceed the later of (a) a fixed term of not more than ten (10) years, or (b) 10 business days following the lifting of a Blackout Period applicable to the Participant, provided that the fixed term expires during such Blackout Period or within 10 business days following the lifting of the Blackout Period.  If an Incentive Option is granted to an employee of the Company or its parent company or one of its Affiliates who owns shares possessing more than ten (10) percent of the total combined voting power of all classes of stock of the Company as of the date the Incentive Option is granted, then the Incentive Option will expire five (5) years from the date it is granted, unless it is earlier terminated under one of the other provisions of this Plan.  The expiration date may not be extended after the grant.

(d)                                 Payment.  At the time an Option is exercised, the holder must tender the full purchase price for the applicable shares, which may be paid or satisfied by: (i) cash; (ii) check; (iii) delivery of shares of Common Stock, which shares shall be valued for this purpose at the Fair Market Value on the business day immediately preceding the date such Option is exercised and, unless otherwise determined by the Committee, shall have been held by the optionee for at least six months; or (iv) in such other manner as may be authorized from time to time by the Committee.  All such payments shall be made or denominated in United States dollars.  No shares shall be issued until full payment for such shares has been made. A grantee of an Option shall have none of the rights of a shareholder until the shares are issued.

(e)                                  Exercise of Option.  An Option may be exercised only by giving written notice, specifying the number of shares of Common Stock to be purchased. A Participant may not exercise Options during a Blackout Period applicable to that Participant. Additional procedures for exercise of each Option awarded under this Plan will be set forth in the granting document for such Option.  The Committee may, from time to time, amend the exercise procedures, in which case Participants will be notified of such revised procedures.  If an Option grantee is awarded the Option while he or she is employed by the Company or one of its Affiliates or joint ventures, then so long as such Option grantee remains employed by the Company or one of its Affiliates or joint ventures, the shares covered by an Option may be purchased in such installments and on such exercise dates as the Committee or its delegate may determine and as set forth in the document awarding the Option.  In no event shall any Option be exercisable after its specified expiration period. If a Consultant is awarded an Option, the shares covered by such Option may be purchased in such installments and on such exercise dates and conditions as set forth in the document awarding the Option.

(f)                                   Handling of Options When Employment Ends.

(i)                                     A Terminated Employee’s Options that are not vested on the date of his or her Employment Termination shall be handled in accordance with Section 5 above.

(ii)                                  A Terminated Employee’s Options that are vested but unexercised on the date of his or her Employment Termination shall be handled in accordance with Section 5 above.

(g)                                 Transfers.  Incentive Options transferred other than by will or by the laws of descent and distribution will become Nonstatutory Stock Options upon transfer.

(h)                                 Cancellation of Options with No Value.  Any person who receives a grant of Options under this Plan may be required, at the time the Options are awarded, to sign a consent allowing the Board, in its discretion, to cancel the Options if the Fair Market Value of the Stock decreases such that the exercise price of the Options is significantly above the Fair Market Value of the Stock.

9.                                      Stock Appreciation Rights (“SARs”)

The Committee may, in its discretion, grant SARs to Eligible Employees and to Consultants. SARs may be granted either singly or in combination with an underlying Option granted hereunder. Such SARs shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

(a)                                  Vesting and Exercise Period of SAR.  If a SAR is granted with respect to an underlying Option, it may be granted at the time of the Option or at any time thereafter but prior to the expiration of the Option. In no event shall the exercise period for a SAR exceed the exercise period for its underlying Option, if any. If the Committee fails to set the Vesting Period in the granting document for a SAR, then the Vesting Period for such SAR shall be as stated in Section 3(c) above. Unless otherwise specified in the granting document for a SAR, the exercise period for the SAR shall be five (5) years from the date of vesting unless such exercise period is earlier terminated under Sections 4(b) or 9(d) of this Plan.  The exercise period may not be extended after the grant.

(b)                                 Value of SAR.  If a SAR is granted with respect to an underlying Option, the grantee will be entitled to surrender the Option that is then exercisable and receive in exchange an amount equal to the excess of the Fair Market Value of the Stock on the date the election to surrender is received by the Company over the Option price multiplied by the number of shares covered by the Options that are surrendered. If a SAR is granted without an underlying Option, the grantee will receive upon exercise of the SAR an amount equal to the Fair Market Value of the Stock on the date the election to surrender such SAR is received by the Company over the Fair Market Value of the Stock on the date of grant multiplied by the number of shares covered by the SARs being exercised.

(c)                                  Payment of SAR.  When a SAR is exercised, payment for the SAR shall be in the form of shares of Stock, cash, or any combination of Stock and cash.

(d)                                 Handling of SAR When Employment Ends.

(i)                                     A Terminated Employee’s SARs that are not vested on the date of his or her Employment Termination shall be handled in accordance with Section 5 above.

(ii)                                  A Terminated Employee’s SARs that are vested but unexercised on the date of his or her Employment Termination shall be handled in accordance with Section 5 above.

10.                               Performance Shares

The Committee may grant Performance Shares to any Eligible Employee selected by the Committee in its sole discretion.  Such Performance Shares shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

(a)                                  Performance Period and Performance Goals.  In granting Performance Shares, the Committee shall determine and specify the Performance Period.  The Committee shall also establish Performance Goals to be met by the Company, Affiliate, Division, or joint venture during the Performance Period as a condition to payment of the Performance Share grant. The Performance Goals may include minimum and optimum objectives or a single set of objectives.

(b)                                 Payment of Performance Shares.  The Committee shall establish the method of calculating the amount of payment to be made under a Performance Share grant if the Performance Goals are met, including the fixing of a maximum payment. The Performance Share grant shall be expressed in terms of shares of Stock. After the completion of a Performance Period, the performance of the Company, Affiliate, or Division or joint venture shall be measured against the Performance Goals, and the Committee shall determine whether all, none or any portion of a Performance Share grant shall be paid. The Committee, in its discretion, may elect to make payment in shares of Stock, cash or a combination of Stock and Stock and cash.  Any cash payment shall be based on the Fair Market Value of Performance Shares on, or reasonably close to, the date of payment.

(c)                                  Revision of Performance Goals.  At any time prior to the end of a Performance Period, the Committee may revise the Performance Goals and the computation of payment if unforeseen events occur that have a substantial effect on the performance of the Company, Affiliate, Division, or joint venture and that in the judgment of the Committee make the application of the Performance Goals unfair unless a revision is made.

(d)                                 Requirement of Employment.  If a grantee receives Performance Shares while employed by one of the Related Entities, then such grantee must remain in the employment of one of the Related Entities until the completion of the Performance Period in order to be entitled to payment under the Performance Share grant.  All of the grantee’s rights as to a Performance Share shall lapse if the grantee’s employment with a Related Entity terminates prior to the end of the Performance Period.  This Subsection shall apply without regard to whether the reason for termination of the grantee’s employment is voluntary termination, involuntary termination, retirement, extended absence due to disability, or death of the grantee.  However, this Subsection shall not apply if the grantee is terminated from one Related Entity and immediately transferred to another Related Entity.

(e)                                  Dividends. Any dividends declared on Stock awarded as Performance Shares before the completion of the Performance Period shall be accumulated and paid to the grantee after the expiration of the Performance Period if the Performance Goals are met during the Performance Period and the grantee still owns such Performance Shares at the end of the Performance Period.

11.                               Grants of Stock, Restricted Stock, and Other Stock-Based Incentives

The Committee may, in its discretion, award a Participant any of the following:  Stock (in the form of Stock Grants), Restricted Stock, or Other Stock-Based Incentives (as described in Section 11(f) that are valued in whole or in part by reference to, or are otherwise based on, the Fair Market Value of shares of Stock.  Restricted Stock shall vest in accordance with Section 3(c) above, unless a different Vesting Period is specified at the time of the grant.  All non-vested shares of Restricted Stock shall be subject to a Risk of Forfeiture as determined by the Committee, and shall additionally be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe.

(a)                                  Effect of Employment Termination or Cancellation of Consulting Agreement on Restricted Stock.  A Participant receiving Restricted Stock must remain employed by one of the Related Entities (or must continue providing consulting services under a consulting agreement) during the Vesting Period in order to retain all the granted shares of Restricted Stock.  If a Participant experiences Employment Termination (or if the consulting agreement is cancelled) prior to the completion of the Vesting Period, the grant shall terminate with respect to non-vested Restricted Stock, and the shares of non-vested Restricted Stock must be returned immediately to the Company.  The Committee may, in its discretion, also provide such complete or partial exceptions to the restrictions as it deems appropriate.

(b)                                 Restrictions on Transfer and Legend on Stock Certificates.  During the Vesting Period, the grantee may not sell, assign, transfer, pledge, or otherwise dispose of the shares of Stock except as expressly permitted in this Plan.  Each certificate for shares of Restricted Stock granted hereunder shall contain a legend giving appropriate notice of the restrictions in the grant.

(c)                                  Escrow Agreement.  The Committee may require the grantee to enter into an escrow agreement providing that the certificates representing the Restricted Stock award will remain in the physical custody of an escrow holder until all restrictions are removed or expire.

(d)                                 Lapse of Restrictions.  All restrictions imposed on the Restricted Stock shall lapse upon the expiration of the Vesting Period if the conditions of the grant have been met. The grantee shall then be entitled to have the legend removed from the certificates.

(e)                                  Dividends.  The Committee shall, in its discretion, at the time the Restricted Stock is granted, provide that any dividends declared on the Stock during the Vesting Period shall either be (i) paid to the Participant, or (ii) accumulated for the benefit of the Participant and paid to the Participant only after the expiration of the Vesting Period.

(f)                                    Other Stock-Based Incentives. Other Stock-Based Incentives shall be in such form, and dependent on such conditions as the Committee shall determine, including, without limitation, the right to receive one or more shares of Stock (or the equivalent cash value of such shares of Stock) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of Performance Goals.  Other Stock-Based Incentives may be granted alone or in addition to any other Incentives granted under the Plan.  Subject to the provisions of the Plan, the Committee shall determine (i) to whom and when Other Stock-Based Incentives will be made, (ii) the number of shares of Stock to be awarded under (or otherwise related to) such Other Stock-Based Incentives, (iii) whether such Other Stock-Based Incentives shall be settled in cash, shares of Stock or a combination of cash and shares of Stock, and (iv) all other terms and conditions of such Incentives (including, without limitation, the vesting provisions thereof).

12.                               Acquisition and Change in Control Events

(a)                                  Definitions.

“Acquisition Event” shall mean:

(i)                                     Any merger or consolidation of the Company with or into another entity as a result of which the Company’s Stock is converted into or exchanged for the right to receive cash, securities of the other entity, or other property; or

(ii)                                  Any exchange of shares of the Company for cash, securities of another entity or other property pursuant to a statutory share exchange transaction.

“Change in Control Event” shall mean:

(i)                                     any merger or consolidation that results in the voting securities of the Company outstanding immediately prior thereto representing (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; or

(ii)                                  the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 51% or more of either (A) the then-outstanding shares of Stock of the Company (the “Outstanding Company Stock”), or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”).  However, for purposes of this Subsection (ii), the following acquisitions shall not give rise to a Change in Control event:  (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust ) sponsored or maintained by the Company or an Affiliate, or (D) any acquisition by any Person pursuant to a transaction that results in all or substantially all of the individuals and entities who were the beneficial owners of 50 percent or more of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such transaction beneficially owning, directly or indirectly, more than 50% of the then-outstanding shares of Stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring Person in such transaction (which shall include, without limitation, a Person that as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such transaction, of the Outstanding Company Stock and Outstanding Company Voting Securities, respectively;

(iii)                               any sale of all or substantially all of the assets of the Company; or

(iv)                              the complete liquidation of the Company.

(b)                                 Effect on Options.

(i)                                     Acquisition Event – Options Assumed or Substituted.  Upon the occurrence of an Acquisition Event (regardless of whether such event also constitutes a Change in Control Event), or the execution by the Company of any agreement with respect to an Acquisition Event (regardless of whether such event will result in a Change in Control Event), the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding Person (or an Affiliate thereof).  An Option shall be considered to be assumed if, following consummation of the Acquisition Event, the Option confers the right to purchase, for each share of Stock subject to the Option immediately prior to the consummation of the Acquisition Event, the consideration (whether cash, securities or other property) received as a result of the Acquisition Event by holders of Stock for each share of Stock held immediately prior to the consummation of the Acquisition Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock).  However, if the consideration received as a result of the Acquisition Event is not solely Stock of the acquiring or succeeding Person (or an Affiliate thereof), the Company may, with the consent of the acquiring or succeeding Person, provide for the consideration to be received upon the exercise of Options to consist solely of Stock of the acquiring or succeeding Person (or an Affiliate thereof) equivalent in Fair Market Value to the per share consideration received by holders of outstanding shares of Stock as a result of the Acquisition Event.

(ii)                                  Acquisition Event – Options not Assumed or Substituted.  Upon the occurrence of an Acquisition Event (regardless of whether such event also constitutes a Change in Control Event), or the execution by the Company of any agreement with respect to an Acquisition Event (regardless of whether such event will result in a Change in Control Event), if the acquiring or succeeding Person (or an Affiliate thereof), does not agree to assume such Options, or substitute equivalent options for such Options, then the Board shall, upon written notice to the Option holders, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Option holders before the consummation of such Acquisition Event.  However, in the event of an Acquisition Event under the terms of which holders of Stock will receive upon consummation thereof a cash payment for each share of Stock surrendered pursuant to such Acquisition Event (the “Acquisition Price”), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and that each Option holder shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

(iii)                               Change in Control Event.  Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes an Acquisition Event), except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, all Options then outstanding (including assumed or substituted options in the case of an Acquisition Event) shall automatically become immediately vested and exercisable in full.

(c)                                  Effect on Restricted Stock.

(i)                                     Acquisition Event that is not a Change in Control Event.  Upon the occurrence of an Acquisition Event that is not a Change in Control Event, the repurchase and other rights of the Company under each outstanding grant of Restricted Stock shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property into which the Stock was converted or for which it was exchanged pursuant to such Acquisition Event in the same manner and to the same extent as such rights applied to the Stock subject to such Restricted Stock award.

(ii)                                  Change in Control Event.  Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes an Acquisition Event), except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock award or any other agreement between a holder of a Restricted Stock award and the Company, all restrictions and conditions on all Restricted Stock awards then outstanding shall automatically be deemed terminated or satisfied.

(d)                                 Effect on Other Awards.

(i)                                     Acquisition Event that is not a Change in Control Event.  In the documents granting such Incentive, the Board may specify the effect of an Acquisition Event that is not a Change in Control Event on any Incentive other than Options and Restricted Stock, including the substitution of an Incentive of equivalent value as determined immediately prior to the consummation of the Acquisition Event.  If the Board does not specify the effect of such Acquisition Event on such Incentives, the Acquisition Event shall impact such Incentives in accordance with applicable law.

(ii)                                  Change in Control Event.  Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes an Acquisition Event), except to the extent specifically provided to the contrary in the instrument granting such Incentive or any other agreement between the Incentive holder and the Company:

(I) all Incentives within the scope of the foregoing 12(d)(i) (other than Performance Shares or other performance-based awards) shall become exercisable, realizable and/or vested in full, or shall be free of all conditions or restrictions, as applicable to each such Incentive.

(II) all Performance Shares and other performance-based awards shall be immediately payable based upon the extent, as determined by the Committee, to which the Performance Goals for the Performance Period then in progress have been met up through the date of the Change in Control Event or based on 100% of the value on the date of grant of the Performance Shares or other performance-based award, if such amount is higher.

13.                               Discontinuance or Amendment of the Plan

The Plan shall automatically terminate on the earlier of the following dates: (1) ten years from the date that the Plan becomes effective, or (2) at such time as no shares of Stock remain available for issuance through the Plan.  No termination of the Plan will affect the terms of any outstanding Incentives.  The Board may discontinue the Plan at any time and may from time to time amend or revise the terms of the Plan as permitted by applicable statutes, except that it may not revoke or alter, in a manner unfavorable to the grantees of any Incentives hereunder, any Incentives then outstanding, nor may the Board amend the Plan without shareholder approval where the absence of such approval would cause the Plan to fail to comply with the Exchange Act or any other applicable law or regulation.

14.                               Nontransferability

No Incentives granted hereunder may be transferred, pledged, assigned or otherwise encumbered by a Participant except:

(a)                                  By will;

(b)                                 By the laws of descent and distribution; or

(c)                                  To the extent permitted by the document granting the Incentive (or amendment thereto) (i) pursuant to a domestic relations order, as defined in the Code, (ii) to Immediate Family Members (as defined below), (iii) to a partnership in which the Participant and/or the Participant’s Immediate Family Members, or entities in which the Participant and/or the Participant’s Immediate Family Members are the owners, members or beneficiaries, as appropriate, are the sole partners, (iv) to a limited liability company in which the Participant and/or the Participant’s Immediate Family Members, or entities in which the Participant and/or the Participant’s Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole members, or (v) to a trust for the benefit solely of the Participant and/or the Participant’s Immediate Family Members. “Immediate Family Members” means the spouses and natural or adopted children, stepchildren or grandchildren of the Participants and the spouses of such children, stepchildren, and grandchildren.  With respect to Incentive Options transferred pursuant to this Subsection (c), the Incentive will become a Nonstatutory Stock Option upon such transfer.

Any attempted assignment, transfer, pledge, hypothecation, or other disposition of an Incentive, or levy of attachment (or similar process) upon an Incentive not specifically permitted herein, shall be null and void and without effect.

15.                               No Right of Employment

The Plan and the Incentives granted hereunder shall not confer upon any Eligible Employee the right to continued employment with the Company, its Affiliates, or its joint ventures, or affect in any way the right of such entities to terminate the employment of an Eligible Employee at any time and for any reason.  Neither shall the Plan nor the Incentives granted hereunder confer on a Consultant the right to continuation of his or her consulting agreement or a right to become an Eligible Employee.

16.                               Taxes

The Company shall be entitled, at the time the Company deems appropriate under the law then in effect, to withhold the amount of any tax attributed to any Incentive granted under the Plan.

17.                               Governing Law

The provisions of this Plan and all awards made under this Plan shall be governed by and interpreted in accordance with the law of the State of Texas, without regard to applicable conflicts of law principles.

18.                               Additional Requirements

Anything in the Plan to the contrary notwithstanding: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of grant of any Incentive or the issuance of any shares of Stock pursuant to any Option, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Stock issued pursuant thereto for his or her own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the grant of any Incentive, the issuance of shares of Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be granted or such shares of Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

19.                               “Lockup” Agreement

The Committee may in its discretion require that upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, the Participant shall agree in writing that for a period of time (not to exceed 180 days) from the effective date of any registration of securities of the Company, the Participant will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares of Stock issued or issuable pursuant to the exercise of such Incentive, without the prior written consent of the Company or such underwriters, as the case may be.

20.                               Limitation of Liability

Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Affiliate, the Company’s independent certified public accountants, or other professional retained by the Company to assist in the administration of the Plan.  No member of the Committee, nor any officer, director, or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer, director or employee of the Company acting on behalf of the Committee shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

21.                               Unfunded Status of Incentives

The Plan is intended to constitute an “unfunded” plan for incentive compensation.  With respect to any payments not yet made to a Participant pursuant to an Incentive, nothing contained in the Plan or any Incentive shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, shares of Stock, other Incentives, or other property pursuant to any Incentive, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

22.                               Nonexclusivity of the Plan

Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, arrangements granting options and other Incentives otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

23.                               Successors and Assigns

The Plan shall be binding on all successors and assigns of the Company and a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, and any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

24.                               No Fractional Shares

No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Incentive, including on account of any action under Section 7(d) of the Plan.  In lieu of such fractional shares, the Committee shall determine, in its discretion, whether cash, other Incentives, scrip certificates (which shall be in a form and have such terms and conditions as the Committee in its discretion shall prescribe) or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

25.                               Severability

If any provision of the Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Incentive under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

26.                               Miscellaneous

Any definition set forth in this Plan of the singular form of a term shall also apply to the plural form of that term, and any definition of the plural form of a term shall also apply to the singular form of the term.  Any reference in this Plan to one gender shall also include the other gender.

Adopted by the Board of Directors of BPZ Energy, Inc. this 4th day of June, 2007.

BPZ Energy, Inc., a Colorado Corporation

By:	/s/ Manuel Pablo Zúñiga-Pflücker	By:	/s/ Edward G. Caminos
Name:	Manuel Pablo Zúñiga-Pflücker	Name:	Edward G. Caminos
Title:	President and Chief Executive Officer	Title:	Chief Financial Officer